Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2010 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in Ingram Micro Inc.’s Annual Report on Form 10-K for the year ended January 2, 2010. We also consent to the reference to us under the heading “Experts”  in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Orange County, California
August 16, 2010